UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36812 (Commission File Number)	46-5087339 (IRS Employer Identification No.)

2450 Holcombe Blvd., Suite X, Houston, Texas 77021 (Address of principal executive offices, with zip code)
(832) 834-6992
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On January 19, 2021, Salarius Pharmaceuticals, Inc. (the “Company”) received notice from Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market confirming that the Staff has determined that for the last 10 consecutive business days, from January 4 to January 15, 2021, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Staff has determined that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) and it has indicated to the Company that this matter is now closed.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits. Exhibit Number	Description
99.1	Press Release Announcing Salarius Pharmaceuticals Regains Compliance with Nasdaq Minimum Bid Price Listing Requirement, dated January 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 21, 2021

SALARIUS PHARMACEUTICALS, INC.
By:	/s/ David J. Arthur
David J. Arthur President and Chief Executive Office